UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2013

COCA-COLA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)
(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its meeting held on December 17, 2013, the Board of Directors amended the Company’s Bylaws.  Effective immediately, the amendment provides for a majority voting standard in uncontested director elections, and raises the director retirement age to 72.  With respect to the majority voting standard, the amendment provides that a director nominee in an uncontested election is not elected unless he or she receives more votes “for” election than votes “against” election.  A plurality voting standard remains applicable to any election in which there are more candidates nominated than there are director seats to be filled.
In connection with this amendment, the Board also revised its Board of Directors Guidelines on Significant Corporate Governance Issues to (1) require a director who fails to receive the required number of votes in an uncontested election to tender his or her resignation, and (2) reflect the change in director retirement age.  The revised Bylaws and Governance Guidelines, reflecting each of these changes, are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits

EXHIBIT
NUMBER         DESCRIPTION

3.1            Coca-Cola Enterprises, Inc. Bylaws dated December 17, 2013.
3.2            Board of Directors Guidelines on Significant Corporate Governance Issues.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)
Date: December 19, 2013	By:	/S/ WILLIAM T. PLYBON
	Name:	William T. Plybon
	Title:	Vice President, Secretary and Deputy General Counsel

EXHIBIT LIST
EXHIBIT
NUMBER         DESCRIPTION
3.1             Coca-Cola Enterprises, Inc. Bylaws dated December 17, 2013.
3.2            Board of Directors Guidelines on Significant Corporate Governance Issues.